Exhibit 32

CERTIFICATION UNDER SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies in his capacity as an officer of ITLA Capital Corporation (the “Company”) that this Annual Report on Form 10-K of the Company for the year ended December 31, 2006 fully complies with the requirements of Section 13 (a) of the Securities Exchange Act of 1934, as amended, and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date: March 16, 2007	/s/ George W. Haligowski George W. Haligowski Chairman of the Board, President and Chief Executive Officer
Date: March 16, 2007	/s/ Timothy M. Doyle Timothy M. Doyle Executive Managing Director and Chief Financial Officer

This certification accompanies this periodic report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.